Exhibit 10.15

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS Amendment to EMPLOYMENT AGREEMENT (this “Amendment”) is effective as of January 1, 2013 by and between 808 Renewable Energy Corporation, a Nevada corporation (the “Company”), and Patrick S. Carter (“Executive”).

RECITALS

A.           The Company and Executive are parties to that certain Employment Agreement effective as of August 1, 2010 by and between the Company and Executive, as amended by the Amendment of Employment Agreement effective as of March 31, 2011 (the “First Amendment”) (such Employment Agreement, as so amended by the First Amendment, the “Employment Agreement”), subject to the terms and conditions of which, among other things, the Company employs Executive as the Company’s President and Chief Executive Officer (“President and CEO”).

B.           The Company and Executive desire hereby to amend the Employment Agreement as set forth below herein.

C.           Capitalized terms not otherwise defined herein shall have the meanings given to them in the Employment Agreement.

AGREEMENT

NOW, THEREFORE, the Company and Executive hereby agree as follows:

1.   Waiver of Compensation Owed; Acknowledgments. As consideration for the Company's execution and delivery of this Amendment, Executive hereby agrees to a salary and cash bonus, of $1 (one dollar) for the year January 1, 2013 to December 31, 2013, Executive irrevocably waives all right, title and interest in and to any amounts that would be owed or otherwise payable to Executive by the Company under the Employment Agreement for the period commencing as of January 1, 2013 through December 31, 2013. In addition, Executive hereby acknowledges that, as of the effective date of this Amendment, the Company owes no additional compensation to Executive under the Employment Agreement for any period that precedes the effective date of this Amendment or for the period commencing as of January 1, 2013 through December 31, 2013.

2.	Term. Section 3 (Term) of the Employment Agreement is hereby amended and restated as follows:

3.          Term.   The term of Executive's employment under this Agreement shall commence effective as of January 1, 2013 and shall continue for a period of five (5) consecutive years the  "Term"), unless earlier terminated as herein provided or by operation of law. Thereafter, this Agreement and the Term shall be extended automatically for successive one (l) year periods unless terminated in accordance with the terms of this Agreement or unless either party hereto, not less than three (3) months before the commencement of any such one (1) year extension period, notifies the other party hereto that this Agreement will expire as of midnight, December 31 of the year immediately-preceding such one (1) year extension period. For all purposes of this Agreement, the defined term "Term" shall include and be deemed to include all extensions of this Agreement and the Term as set forth in this Section 3. This Agreement may be terminated earlier as hereinafter provided.

3.           Cash Bonus. Section 6(a) (Discretionary Cash Bonus) of the Employment Agreement is hereby amended and restated as follows:

         6.         Additional Compensation

       (a)       Cash Bonus.   In addition to the Base Salary, within fifteen (15) days after the end of each fiscal quarter (defined by the Company as March 31, June 30, September 30 and December 31) of the Term, Executive shall be entitled to receive a cash bonus in an amount equal to twenty-five percent (25%) of the annual rate for the Base Salary then in effect, subject to such withholdings and deductions as are required by law.

4.           Continued Enforceability; Future References. Except as specifically and expressly amended in this Amendment, each term and provision of the Employment Agreement, as amended, shall continue in full force and effect. From and after the effective date of this Amendment, all references to the Employment Agreement shall be deemed to be references to the Employment Agreement as amended by this Amendment.

5.           Governing Law. This Amendment shall be governed and interpreted under the laws of the State of California, without regard to conflicts of law principles.

6.           Severability. If any provision of this Amendment is held by a court or arbitrator of competent jurisdiction to be unenforceable for any reason, then such provision shall be adjusted rather than voided, if possible, to achieve the intent of the parties hereto to the extent possible. In any event, all other provisions of this Amendment shall be deemed valid and enforceable to the extent possible.

7.           Headings. The headings in this Amendment are for convenience only, are not to be construed as part of this Amendment and shall not limit, characterize or in any way affect the interpretation of this Amendment. If any conflict exists between the headings and the contents of a provision, the contents shall prevail.

8.           Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one instrument.

9.           Delivery by Facsimile or Other Electronic Transmission. The confirmed facsimile or other electronic transmission (including email) by any party hereto of a signed copy of the signature page of this Amendment to the other party hereto or to such party’s agent shall constitute the delivery of this Amendment.

10.           Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the Company and Executive and to their respective successors and permitted assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Executive have executed this Amendment to be effective as of the date first written above.

The “Company”:

808 Renewable Energy Corporation,
a Nevada corporation

By:	/s/ Peter Kirkbride
Peter Kirkbride,
Chief Operating Officer

“Executive”:

/s/ Patrick S. Carter
Patrick S. Carter

[SIGNATURE PAGE TO AMENDMENT TO EMPLOYMENT AGREEMENT]